                                                                     EXHIBIT 21



                                  SUBSIDIARIES


                                                                                  Names under
Name                                Jurisdiction of Incorporation             which does Business
----                                -----------------------------             -------------------
Calibur Systems, Inc.                        Tennessee                        Calibur
                                                                              Calibur Car Wash

Jackson-United Petroleum
  Corporation                                Kentucky

United Petroleum Group, Inc.                 Delaware                         Farm Stores